SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549




                           FORM 8-K
                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  December 11, 1998



                     THE PANDA PROJECT, INC.
     (Exact name of registrant as specified in its charter)



FLORIDA                        0-24030                   65-0323354
(State or other juris-      (Commission                (IRS Employer
diction of incorporation)   File Number)               Identification
                                                           Number)

951 Broken Sound Parkway
Boca Raton, Florida                                  33487
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (561) 994-2300



                    _______________________________
    (Former name or former address, if changed since last report)




Item 5.     Other Events.
            -------------

            On December 11, 1998, The Panda Project, Inc. (the "Company") and Joseph A. Sarubbi ("Sarubbi") entered into a Settlement Agreement (the "Agreement") relating to litigation in which Sarubbi has obtained a judgment against the Company in the amount $1,227,041. The judgment is now on appeal to the Florida Court of Appeals for the Fourth District. Under the Agreement, the Company has agreed to pay Sarubbi total consideration worth $1,000,000, of which $240,000 has been paid in cash and the remainder is to be satisfied by the delivery of common stock of the Company having a market value of $760,000. The Company has agreed to register such shares under the Securities Act of 1933. The parties have agreed to petition the Florida Court of Appeals for the Fourth District to dismiss the litigation with prejudice within five business days after execution of the Agreement. Sarubbi has agreed to file a satisfaction of judgment in the litigation within five business days after the Company's obligations contained in the Agreement have been completed.



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE PANDA PROJECT, INC.



                                 By:  /s/ MELISSA F. CRANE
                                      ---------------------------
                                      Melissa F. Crane
                                      Chief Financial Officer

Dated:  December 15, 1998